                                                                    Exhibit 23.5


                           Independent Auditors' Consent


     We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated September 23, 1996, with respect to the financial statements of MTA, Inc. as of December 31, 1995, and the related consolidated financial statements of income and retained earnings and cash flows for the period from January 25, 1995 (date of incorporation) to December 31, 1995 (not presented separately herein), appearing in this Annual Report on Form 10-K of U.S. Office Products Company.

/s/ Deloitte & Touche LLP
---------------------------------
DELOITTE & TOUCHE LLP
July 20, 1998